As filed with the Securities and Exchange Commission on July 30, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EMPIRE STATE REALTY TRUST, INC.
EMPIRE STATE REALTY OP, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Empire State Realty Trust, Inc.) Delaware (Empire State Realty OP, L.P.) (State or Other Jurisdiction of Incorporation)	37-1645259 45-4685158 (I.R.S. Employer Identification No.)
111 West 33rd Street, 12th Floor
New York, New York 10120
(212) 687-8700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Anthony E. Malkin
Chairman and Chief Executive Officer
c/o Empire State Realty Trust, Inc.
111 West 33rd Street, 12th Floor
New York, New York 10120
(212) 687-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Elizabeth A. Morgan, Esq.
King & Spalding LLP
1290 Avenue of the Americas
14th Floor
New York, NY 10104
Tel: (212) 556-2100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Empire State Realty Trust, Inc.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
Empire State Realty OP, L.P.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
Empire State Realty Trust, Inc. ☐
Empire State Realty OP, L.P. ☐
The registrant is filing this registration statement to replace its registration statement (Registration No. 333-273535), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring registration statement.

PROSPECTUS
EMPIRE STATE REALTY TRUST, INC.
Class A Common Stock
Preferred Stock
Depositary Shares
Guarantees
Warrants
EMPIRE STATE REALTY OP, L.P.
Debt Securities
Empire State Realty Trust, Inc. may offer to sell from time to time Class A common stock, preferred stock, depositary receipts representing fractional shares of our preferred stock, which are called depositary shares, guarantees and warrants. The preferred stock of Empire State Realty Trust, Inc. may be convertible into Class A common stock or preferred stock of another series. Empire State Realty OP, L.P. may offer to sell from time to time debt securities, which may be exchangeable for Class A common stock or for preferred stock of Empire State Realty Trust, Inc. and may be guaranteed by Empire State Realty Trust, Inc. Selling security holders may from time to time offer to sell Class A common stock, preferred stock, depositary shares and warrants of Empire State Realty Trust, Inc. under this prospectus.
The Class A common stock, preferred stock, depositary shares and warrants of Empire State Realty Trust, Inc. and the debt securities of Empire State Realty OP, L.P. may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Empire State Realty Trust, Inc. may guarantee the payment of principal of and premium, if any, and interest on debt securities issued by Empire State Realty OP, L.P. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or selling security holders sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about certain material U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.
Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or selling security holders may offer the securities directly to investors, through agents designated from time to time by Empire State Realty Trust, Inc. or Empire State Realty OP, L.P., or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 78. We will not receive any of the proceeds from the sale of securities by the selling security holders.
The Class A common stock of Empire State Realty Trust, Inc. is listed on the New York Stock Exchange (the “NYSE”), under the symbol “ESRT.” On July 29, 2026, the last reported sale price of our Class A common stock on the NYSE was $5.80 per share.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2026.

i

PROSPECTUS SUMMARY
About this Prospectus
This prospectus is part of an “automatic shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Empire State Realty Trust, Inc. and/or selling security holders are registering an unspecified amount of Class A common stock, preferred stock, depositary shares and warrants, and may sell such securities, at any time and from time to time, in one or more offerings. By using a shelf registration statement, Empire State Realty OP, L.P. is registering an unspecified amount of debt securities and may sell such debt securities, at any time and from time to time, in one or more offerings. The registration statement also registers the possible guarantee by Empire State Realty Trust, Inc. of debt securities to be issued by Empire State Realty OP, L.P.
You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.
As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless otherwise indicated or the context otherwise requires, the terms “ESRT,” “we,” “us,” and “our” refer to Empire State Realty Trust, Inc., a Maryland corporation organized on July 29, 2011, individually or together with its subsidiaries, including Empire State Realty OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and our predecessors. The Operating Partnership is the entity through which ESRT conducts substantially all of its business and owns substantially all of its assets.
About ESRT and the Operating Partnership
ESRT is a self-administered and self-managed real estate investment trust (“REIT”) that owns, manages, operates, acquires, and repositions office, retail and multifamily properties in Manhattan and the greater New York metropolitan area. As the owner of the Empire State Building, we also own and operate our iconic, newly reimagined Observatory Experience. ESRT holds substantially all of its assets and conducts substantially all of its business through the Operating Partnership. ESRT is the sole general partner of the Operating Partnership and, as of June 30, 2026, owned approximately 61.0% of the aggregate Operating Partnership units (“OP Units”) in the Operating Partnership.
As of June 30, 2026, our portfolio was comprised of approximately 7.5 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units, which are located in New York City. Our office portfolio included 9 properties (including one long-term ground leasehold interest), all of which are located in Manhattan. Additionally, we have entitled land in Stamford, Connecticut that can support the development of either office or residential per local zoning.
ESRT was organized as a Maryland corporation on July 29, 2011 and commenced operations upon completion of its initial public offering and related formation transactions on October 7, 2013. We elected to be subject to tax as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013. See “U.S. Federal Income Tax Considerations” on page 55 of this prospectus.
Our principal executive office is located at 111 West 33rd Street, 12th Floor, New York, New York, 10120, and our telephone number is (212) 687-8700.
Additional information regarding ESRT and the Operating Partnership, including audited financial statements and descriptions of ESRT and the Operating Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 5 of this prospectus and “Information Incorporated by Reference” on page 6 of this prospectus.

RISK FACTORS
An investment in ESRT or the Operating Partnership is subject to various risks, including those risks inherent to our business. You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks and uncertainties described herein are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Some of the risks described in the documents incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the Annual Report on Form 10-K for the year ended December 31, 2025 of ESRT and the Annual Report on Form 10-K for the year ended December 31, 2025 of the Operating Partnership, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 of ESRT and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 of the Operating Partnership, and any additional factors that may be contained in any filing we make with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbor created by those sections and by the Private Securities Litigation Reform Act of 1995, as amended.
You can identify forward-looking statements by the use of forward-looking terminology such as “may,” “might,” “expect,” “intend,” “estimate,” “approximately,” “anticipate,” “contemplate,” “aim,” “plan,” “foresee,” “believe,” “to its knowledge,” “could,” “design,” “forecast,” “goal,” “hope,” “likely,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or “continue,” the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases. In particular, forward-looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions and market conditions and demographics. Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions;

•
a failure of conditions or performance regarding any event or transaction described herein;

•
resolution of legal proceedings involving ESRT and/or the Operating Partnership;

•
reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work;

•
changes in our business strategy;

•
changes in technology and market competition that affect utilization of our office, retail, observatory, broadcast or other facilities;

•
changes in domestic or international tourism, including due to health crises and pandemics, geopolitical events, including global hostilities, currency exchange rates, and/or competition from other observatories in New York City, any or all of which may cause a decline in Observatory visitors;

•
defaults on, early terminations of, or non-renewal of, leases by tenants;

•
increases in ESRT’s or the Operating Partnership’s borrowing costs as a result of changes in interest rates and other factors, including the phasing out of LIBOR;

•
declining real estate valuations and impairment charges;

•
termination of our ground leases;

•
changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants;

•
volatility in interest rates;

•
decreased rental rates or increased vacancy rates;

•
our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget;

•
difficulties in identifying and completing acquisitions;

•
risks related to our development projects;

•
impact of changes in governmental regulations, tax laws and rates and similar matters;

•
our failure to qualify as a REIT;

•
environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters;

•
incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program;

•
accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts;

•
risks relating to disclosure controls and internal controls over financial reporting; and

•
other factors discussed under “Item 1A, Risk Factors” in the Annual Reports on Form 10-K for the year ended December 31, 2025 of ESRT and the Operating Partnership, as applicable, the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 of ESRT and the Operating Partnership, as applicable, and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Item 1A, Risk Factors” in the Annual Reports on Form 10-K for the year ended December 31, 2025 of ESRT and the Operating Partnership, as applicable, the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 of ESRT and the Operating Partnership, as applicable, and any additional factors that may be contained in any filing we make with the SEC.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition or results of operations. The forward-looking information contained in this prospectus, including the documents incorporated by reference herein, is provided for the purpose of assisting you in understanding ESRT’s and the Operating Partnership’s financial performance and prospects and to present management’s assessment of future plans and operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf and that such information may not be appropriate for other purposes. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document.

WHERE YOU CAN FIND MORE INFORMATION
ESRT and the Operating Partnership are subject to the information requirements of the Exchange Act, and, in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
ESRT maintains a website at www.esrtreit.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus or any accompanying prospectus supplement or any other report or documents we file with or furnish to the SEC.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of ESRT is 1-36105, and the SEC file number of the Operating Partnership is 1-36106. We are incorporating by reference the documents listed below, which we have already filed with the SEC:
•
Annual Report on Form 10-K of ESRT for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

•
The information specifically incorporated by reference into the Annual Report on Form 10-K of ESRT for the year ended December 31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2026;

•
Quarterly Report on Form 10-Q of ESRT for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•
Annual Report on Form 10-K of the Operating Partnership for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

•
Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•
Current Reports on Form 8-K of ESRT and the Operating Partnership, as applicable, filed with the SEC on March 16, 2026, April 15, 2026, May 19, 2026 and July 17, 2026; and

•
The description of ESRT’s Class A common stock filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendments and reports filed for the purpose of updating such description.

All documents filed by ESRT or the Operating Partnership, as applicable, with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K that are not deemed “filed” with the SEC. Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:
Empire State Realty Trust, Inc.
111 West 33rd Street, 12th Floor
New York, New York 10120
Attention: Investor Relations
(212) 850-2678
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

USE OF PROCEEDS
ESRT is required by the terms of the Operating Partnership’s partnership agreement to contribute the net proceeds of any sale of Class A common stock, preferred stock, depositary shares or warrants to the Operating Partnership in exchange for securities of the Operating Partnership with economic interests that are substantially similar to the securities issued by ESRT.
Unless we provide otherwise in a supplement to this prospectus, following ESRT’s contribution of any net proceeds to the Operating Partnership, we intend to use the net proceeds from our sale of the securities covered by this prospectus for one or more of the following:
•
the acquisition, development, and improvement of properties;

•
the repayment of debt;

•
capital expenditures;

•
working capital; and

•
other general business purposes.

Unless we provide otherwise in a supplement to this prospectus, we will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK OF EMPIRE STATE REALTY TRUST, INC.
The following is a summary of the rights and preferences of our common stock. While we believe the following description covers the material terms of our common stock, the description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our securities. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 400,000,000 shares of Class A common stock, $0.01 par value per share (the “Class A common stock”), and up to 50,000,000 shares of Class B common stock, $0.01 par value per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”). Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of June 30, 2026, there were 171,790,434 shares of our Class A common stock and 967,488 shares of our Class B common stock outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
Shares of Common Stock
All of the shares of Class A common stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of Class A common stock entitles the holder thereof to one vote, and each outstanding share of Class B common stock entitles the holder thereof to 50 votes (so long as the holder owns 49 OP Units for each such Class B share), on all matters on which the holders of Class A common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Class A common stock and Class B common stock will vote together as a single class and will possess the exclusive voting power. The Class B common stock provides its holder with a voting right that is no greater than if such holder had received solely Class A common stock in the consolidation. Each share of Class B common stock has the same economic interest as a share of Class A common stock, and one share of Class B common stock and 49 OP Units together represent a similar economic value as 50 shares of Class A common stock.
There is no cumulative voting in the election of our directors. Under our bylaws, in an uncontested election, a director nominee will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. However, if our secretary receives a notice that a stockholder has nominated an individual for election to our board of directors in compliance with our charter and bylaws and applicable law and such nomination has not been withdrawn on or before the seventh day before we first deliver our notice of meeting, directors will be elected by a plurality of the votes cast, and stockholders will not be permitted to vote against a nominee. Because there is no cumulative voting, in a contested election the stockholders entitled to cast a majority of the votes of the outstanding shares of common stock generally will be able to elect all of the directors then standing for election, and the holders of the remaining shares generally will not be able to elect any directors.
Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our Company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any such classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as otherwise provided in our charter, shares of common stock will have equal dividend, liquidation and other rights. One share of Class B common stock may be converted into one share of Class A common stock at any time, and one share of Class B common stock is subject to automatic conversion into one share of Class A common stock upon a direct or indirect transfer of such share of Class B common stock held by the holder of Class B common stock (or a permitted transferee thereof) to a person other than a qualified transferee. Shares of Class B common stock are also subject to such automatic conversion upon certain direct or indirect transfers of OP Units held by the holder of such Class B common stock at a ratio of one share of Class B common stock for every 49 OP Units transferred to a person other than a permitted transferee. A “qualified transferee” with respect to a person is defined in our charter as a family member, affiliate or controlled entity of such person.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the corporation’s board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our stock and the vote required to amend these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.
Power to Reclassify our Unissued Shares of Stock
Our charter authorizes our board of directors, without stockholder approval, to classify any unissued shares of preferred stock, and reclassify any unissued shares of our common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock or the number of authorized shares of any class or series of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that may, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in our best interest.

Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, no more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of any taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations —  Requirements for Qualification — General.”
To satisfy these and other requirements, our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of our stock. The relevant sections of our charter provide that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the “common stock ownership limit”), or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our capital stock (the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” A person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Code, shares of our stock and/or, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to constructively own our stock in excess of the ownership limits.
Our board of directors may, in its sole discretion and subject to the receipt of certain representations, covenants and undertakings deemed reasonably necessary by the board of directors, prospectively or retroactively, exempt a person from the ownership limits and establish an excepted holder limit for such person. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must provide our board of directors with information and undertakings deemed satisfactory to our board of directors that such person’s beneficial or constructive ownership of our stock will not jeopardize our ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits or the other limits on ownership of our stock described above) will result in the shares of stock being automatically transferred to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or an Internal Revenue Service (the “IRS”) ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate with the granting of the exemption or a different limit on ownership.
In connection with a waiver of the ownership limits or the creation of an excepted holder limit or at any other time, our board of directors may, in its sole and absolute discretion, from time to time increase or decrease the ownership limits subject to the restrictions in the paragraph above; provided, however, that the ownership limits may not be decreased or increased if, after giving effect to such decrease or increase, five or fewer persons could own or beneficially own in the aggregate, more than 49.9% in value of our shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our common stock or stock of all classes and series, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.
Our charter further prohibits:
•
any person from beneficially or constructively owning (taking into account applicable attribution rules under the Code) shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

•
any person from beneficially or constructively owning shares of our stock to the extent that such ownership would result in us owning (directly or indirectly) an interest of 10% or more in one of our tenants (or a tenant of any entity which we own or control) if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would reasonably be expected to equal or exceed the lesser of (a) one percent of our gross income (as determined for purposes of Section 856(c) of the Code) or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and

•
any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined, as a general matter, without reference to any attribution rules).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the foregoing restrictions on ownership and transfer will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT or in our owning (directly or indirectly) an interest of 10% or more in one of our tenants (or a tenant of any entity which we own or control) if the income derived by us from such tenant would reasonably be expected to equal or exceed the lesser of (i) one percent of our gross income (as determined for purposes of Section 856(c) of the Code) or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, then generally that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for the benefit of the charitable beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or other restrictions on transfer as described above, then our charter provides that the transfer of the shares will be null and void.
Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the

NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the market price on the date we, or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the prohibited owner, but the trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. To the extent the prohibited owner would receive an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive had the trustee sold the shares held in the trust to a third-party, such excess shall be retained by the trustee for the benefit of the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limitations set forth in the charter. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the price per share (net of commissions and other expenses of sale) from the sale or other disposition received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner.
Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•
to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trustee; and

•
to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates, or written statements of information delivered in lieu of certificates, representing shares of our stock will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Transfer Agent
The transfer agent and registrar for ESRT’s common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK OF EMPIRE STATE REALTY TRUST, INC.
This section describes the general terms and provisions of shares of ESRT’s preferred stock that we may offer by this prospectus. ESRT may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read ESRT’s charter and bylaws that are in effect on the date that we offer any preferred stock, as well as any applicable articles supplementary to our charter designating the terms of a series of preferred stock.
General
Under our charter, ESRT has the authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”). As of June 30, 2026, there were no shares of preferred stock issued and outstanding. Prior to issuing shares of preferred stock of a particular series, our board of directors will determine or fix the terms of that series of preferred stock, as described below.
When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that the purchasers of shares of preferred stock will not be required later to pay us any additional consideration for those shares. The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the purchasers of shares of preferred stock will not receive any rights, as a holder of preferred stock, to buy any portion of the securities which we may issue in the future. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, our board of directors may grant the holders of any series or class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance or possibility of issuance of preferred stock could have the effect of delaying or preventing a change in control of ESRT.
Terms
The preferred stock will have the dividend, liquidation, redemption, voting, and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms, including:
•
the title and liquidation preference of such preferred stock and the number of shares offered;

•
the initial offering price of such preferred stock;

•
the dividend rate or rates (or method of calculation), the dividend periods, the date(s) on which dividends will be payable and whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which the dividends will start to cumulate;

•
procedures for any auction and remarketing, if any;

•
any listing of such preferred stock on any securities exchange;

•
any redemption or sinking fund provisions;

•
any conversion or exchange provisions;

•
any voting rights;

•
any other specific terms, preferences, rights, limitations or restrictions of such preferred stock;

•
discussion of U.S. federal income tax considerations applicable to such preferred stock;

•
relative ranking and preference of such preferred stock as to dividend rights and rights upon our liquidation, our dissolution, or the winding up of our business;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, our dissolution, or the winding up of our business; and

•
any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank
Unless we state otherwise in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of our business, rank:
•
senior to our common stock and any of our other equity securities ranking junior to such series of preferred stock;

•
on a parity with all of our equity securities which according to their terms rank on a parity with such series of preferred stock; and

•
junior to all of our equity securities which according to their terms rank senior to such series of preferred stock.

The term “equity securities” does not include any convertible debt securities ESRT may issue.
Dividends
As a holder of shares of preferred stock, you will be entitled to receive cash dividends, if authorized by our board of directors, out of our assets that we can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will state the dividend rate or rates (or method of calculation) and dates on which the dividends will be payable for such series. We will pay dividends to the holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors.
The applicable prospectus supplement will also state whether the dividends on any series of preferred stock are cumulative or non-cumulative. Dividends, if cumulative, will accumulate from and after the dates stated in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend for the dividend period ending on such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, even if our board of directors authorizes a dividend in the future.
We will not pay a dividend on any class or series of stock ranking as to dividends equal with or junior to a series of preferred stock unless:
•
if such series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for payment); or

•
if such series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for the payment).

If at any time full dividends will not be paid (or declared and sufficient money set apart for payment) on all shares of preferred stock ranking equal as to dividends, then:
•
we will declare any dividends pro rata among all shares of preferred stock ranking equal as to dividends. This means that the dividends we declare per share on each series of such preferred stock, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, will bear the same relationship to each other that the full accrued dividends per share on each such series of preferred stock bear to each other;

•
other than pro rata dividends, we will not declare or pay any dividends or set any money apart for payment of dividends, except dividends paid in the form of securities ranking junior to the preferred stock as to dividends and upon liquidation, or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation; and

•
we will not redeem, purchase, or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except by conversion into or exchange for shares junior to the preferred stock as to dividends and upon liquidation.

Redemption
A series of preferred stock may be redeemable, in whole or in part, at our option and may be subject to mandatory redemption pursuant to a sinking fund, or otherwise, as we may describe in the applicable prospectus supplement.
If a series of preferred stock is subject to mandatory redemption, we will specify the following in the applicable prospectus supplement:
•
the date on which such mandatory redemption shall commence and the number of shares of such preferred stock that we will redeem each year after such date;

•
the redemption price; and

•
whether the redemption price will be paid in cash or other property together with an amount equal to all accrued and unpaid dividends, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, to the date of redemption.

If we are only permitted to pay the redemption price of a series of preferred stock from the net proceeds of the issuance of shares of our capital stock and the proceeds from such issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that such preferred stock will automatically and mandatorily be converted into shares of our capital stock pursuant to conversion provisions which we will specify in the applicable prospectus supplement.
Even if the terms of a series of preferred stock permit us to redeem such shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due, we will not:
•
redeem any shares of preferred stock of that series unless we simultaneously redeem all outstanding shares of preferred stock of that series; and

•
purchase or otherwise acquire any shares of preferred stock of that series, except by conversion into or exchange for shares of our capital stock ranking junior to such preferred stock as to dividends and upon liquidation.

The prohibitions regarding redemption discussed in the prior sentence will not restrict us from purchasing or acquiring shares of preferred stock of any series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to all holders of that series.
If fewer than all of the outstanding shares of any series of preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. Except when such redemption is to preserve our status as a REIT, we may redeem the shares pro rata from the holders of record in proportion to the number of such shares held by them or for which such holder requested redemption, with adjustments to avoid redemption of fractional shares, or by any other equitable manner that we determine.
We will give notice of redemption by mailing a notice to each record holder of shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. Each notice shall state:
•
the redemption date;

•
the number of shares and series of preferred stock to be redeemed;

•
the redemption price;

•
the place or places where the holders of such shares of preferred stock may surrender the certificates, if any, representing such shares for payment of the redemption price;

•
that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•
the date upon which the holder’s conversion rights, if any, will terminate.

If we redeem fewer than all outstanding shares of any series of preferred stock, we will specify in the notice to each holder the number of shares to be redeemed from such holder. If we have given notice of redemption of any shares of preferred stock and we have set apart the funds necessary for the payment of the redemption price, then beginning on the redemption date, the dividends on the shares of preferred stock called for redemption will no longer accrue, and the holders will no longer have any rights as stockholders except to receive the redemption price.
Liquidation Rights
Unless we state otherwise in the applicable prospectus supplement, if we voluntarily or involuntarily liquidate, dissolve, or wind up our business, the holders of each series of preferred stock will be entitled to receive:
•
liquidating distributions, if any, in the amount or proportion stated in the applicable prospectus supplement; and

•
an amount equal to all accrued and unpaid dividends, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend.

We will pay these amounts to the holders of shares of each series of preferred stock, and all amounts owing on any other class or series of our capital stock ranking senior to or equally with such series of preferred stock as to distributions upon liquidation, out of our assets legally available for distribution to our stockholders before we make any distribution or payment to holders of any of our securities ranking junior to such series of preferred stock. After we pay the full amount of the liquidating distributions to the holders of preferred stock to which they are entitled, such holders will have no right or claim to any of our remaining assets.
If we voluntarily or involuntarily liquidate, dissolve or wind up our business and our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of each series of preferred stock and any other shares of our stock ranking senior to or equal with such series as to any such distribution, then we will only make pro rata distributions to the holders of all shares ranking equal as to distributions upon our dissolution, our liquidation or the winding up of our business.
If we have paid the full liquidation preference to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of our capital stock ranking junior to the preferred stock upon our liquidation, our dissolution or the winding up of our business, according to their respective rights and preferences. For such purposes, our consolidation with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be considered a liquidation, dissolution or winding up of our business.
Voting Rights
As a holder of preferred stock, you will not have any voting rights, except as we describe in this section or in the applicable prospectus supplement.
Except as provided otherwise for any series of preferred stock, unless we receive the consent of the holders of a majority of all the outstanding shares of such series of preferred stock, we will not:
•
authorize or create, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, our dissolution, or the winding up of our business;

•
reclassify any authorized capital stock into such shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, our dissolution, or the winding up of our business;

•
create, authorize or issue any obligation or security convertible into or evidencing the right to purchase shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, our dissolution or the winding up of our business; or

•
amend, alter or repeal our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock.

As a holder of preferred stock, you may give your consent in person or by proxy, either in writing, by electronic transmission or at a meeting with each series voting separately as a class. We are not required to obtain your consent, as a holder of preferred stock, for the following actions because they will be deemed not to adversely affect any right, preference, privilege or voting power of your series of preferred stock:
•
if upon the amendment, alteration, or repeal of our charter, whether by merger, consolidation or otherwise, your series of preferred stock remains outstanding with its terms materially unchanged, taking into account that, upon the occurrence of such an event, we may not be the surviving entity;

•
any increase in the number of authorized shares of preferred stock, or the creation or issuance of any other series of preferred stock, provided such series of preferred stock ranks equal with or junior to your series of preferred stock; or

•
any increase in the number of authorized shares of a series of preferred stock ranking equal with or junior to the preferred stock of such series with respect to payment of dividends, or the distribution of our assets upon our liquidation, our dissolution or the winding-up of our business.

The foregoing voting provisions will not apply if we redeem or call for redemption all shares of a series of preferred stock outstanding at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected. All outstanding shares of a series of preferred stock will be deemed to have been redeemed or called for redemption provided sufficient funds will have been deposited in trust to effect such redemption.
Conversion or Exchange Rights
We will specify in the applicable prospectus supplement the terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or preferred stock of a different series or exchangeable for other securities. Such terms will include:
•
the number of shares of common stock, preferred stock or other securities to be received on conversion or exchange of each share of such preferred stock;

•
the conversion or exchange price or rate or method of calculation;

•
the conversion or exchange period;

•
whether conversion or exchange is at our option and/or at the option of the holder of preferred stock;

•
any events resulting in adjustment of the conversion or exchange price or rate; and

•
rights of conversion or exchange in the event we call for redemption such series of preferred stock.

Restrictions on Ownership
For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions including the automatic transfer of shares in excess of this ownership restriction into a charitable trust to limit the ownership of our outstanding equity securities, actually or constructively, by one person or entity. See “Description of Common Stock of Empire State Realty Trust, Inc. — Restrictions on Ownership and Transfer.”
Transfer Agent
We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES OF EMPIRE STATE REALTY TRUST, INC.
This section describes the general terms and provisions of shares of ESRT’s depositary shares that we may offer by this prospectus. ESRT may offer depositary receipts representing fractional shares of ESRT’s preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay cash dividends or other distributions on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends or other distributions to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF WARRANTS OF EMPIRE STATE REALTY TRUST, INC.
ESRT may issue warrants for the purchase of ESRT’s preferred stock or Class A common stock offered by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of ESRT and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:
•
the title of such warrants;

•
their aggregate number;

•
the price or prices at which we will issue them;

•
the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•
the designation, number of shares and terms of the preferred stock or Class A common stock that can be purchased upon exercise of them;

•
the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•
the date, if any, on and after which they and the related preferred stock or Class A common stock, if any, will be separately transferable;

•
the price at which each share of preferred stock or Class A common stock that can be purchased upon exercise of such warrants may be purchased;

•
the date on which the right to exercise them shall commence and the date on which such right shall expire;

•
the minimum or maximum amount of such warrants which may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the rights, if any, we have to redeem the warrants;

•
a discussion of certain U.S. federal income tax considerations;

•
any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•
any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF GUARANTEES
ESRT may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, or other obligations related to, one or more series of debt securities of the Operating Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, ESRT will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by ESRT will be of payment only and not of collection.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following description is qualified entirely by reference to our charter and bylaws and the applicable provisions of Maryland law.
Number of Directors; Vacancies
Our charter provides that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time establish, increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor more than 15, unless our charter and bylaws are amended.
Our charter also provides that we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Annual Elections
Each of our directors will be elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of our common stock will have no right to cumulative voting in the election of directors. Under our bylaws, in an uncontested election, a director nominee will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. However, in a contested election in which our secretary has received a stockholder nomination that complies with our charter and bylaws and applicable law and has not been withdrawn on or before the seventh day before we first deliver our notice of meeting, directors will be elected by a plurality of the votes cast, and stockholders will not be permitted to vote against a nominee. Consequently, in a contested election, the holders of a majority of the outstanding shares of our common stock will be able to elect all of our directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Removal of Directors
Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter to mean the conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural, informational and certification requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. No business may be considered at a stockholder-requested special meeting except the business described in the applicable record date request notice or as directed by our board of directors, and only the business specified in the notice of the meeting may be brought before the meeting.

Action by Stockholders
Our charter provides that stockholder action can be taken at an annual or special meeting of stockholders or by consent in writing or by electronic transmission in lieu of a meeting only if such action is approved unanimously by each stockholder entitled to vote on such matter. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders discussed above, may have the effect of delaying consideration of a stockholder proposal.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record at the record date set by the board of directors for determining stockholders entitled to vote at the annual meeting, at the time of giving notice as provided in our bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the applicable advance notice procedures and other requirements of our bylaws, including any required information and certifications and, where applicable, the requirements of Rule 14a-19 under the Exchange Act.
Our bylaws require stockholder notices to be delivered within specified time periods and provide that postponement or adjournment of a meeting, or any public announcement thereof, will not commence or extend a new notice period. The bylaws also require specified information, representations, undertakings and certifications concerning, among other matters, proposed nominees, proposed business, the stockholder giving notice, stockholder associated persons, persons contacted regarding the proposed nominee or business, persons supporting the nominee or proposal and compliance with Rule 14a-19 under the Exchange Act. If a stockholder or proposed nominee fails to comply with the applicable requirements, including applicable Rule 14a-19 requirements or an undertaking to appear at the meeting to present the nominee or business, our bylaws permit the proposed nomination or business to be disregarded and any related votes or proxy authority not to be counted or considered. In addition, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use of the board of directors. These provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Approval of Extraordinary Corporate Actions, Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our stock and the vote required to amend these provisions) may be approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Unless otherwise required by law, our board of directors may amend, alter or repeal any provision of our bylaws and make new bylaws by a majority vote of the directors. Pursuant to our bylaws, stockholders, at any annual or special meeting, may also alter or repeal any provision of our bylaws and make new bylaws by the affirmative vote of a majority of the votes entitled to be cast on the matter, except the following bylaw provisions, each of which may be altered or repealed only with the approval of our board of directors:
•
provisions relating to indemnification of and advance of expenses to directors and officers of ESRT; and

•
provisions governing amendments of our bylaws.

Proxy Access
Our bylaws include proxy access provisions that permit a stockholder, or group of no more than 20 stockholders, meeting specified eligibility requirements, to include director nominees in ESRT’s proxy materials for annual meetings of our stockholders. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of directors then in office, or if such amount is not a whole number, the closest whole number below 20%; provided, that the maximum number of stockholder nominees that will be included in ESRT’s proxy materials with respect to an annual meeting will be reduced by the number of individuals that the board of directors decides to nominate for re-election who were previously elected to the board of directors based on a nomination by one or more stockholders pursuant to such proxy access and advance notice provisions of our bylaws. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:
•
have owned shares of common stock equal to at least 3% of the issued and outstanding shares of common stock of ESRT continuously for at least the prior three years;

•
represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence the control of ESRT and that such stockholder or group does not presently have such intent; and

•
provide a notice requesting the inclusion of director nominees in ESRT’s proxy materials and provide other required information to ESRT not earlier than 150 days nor later than 5:00 p.m., Eastern Time, 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the prior year’s annual meeting) and an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or any public announcement thereof, will not commence or extend the time period for giving a notice of proxy access nomination.

Additionally, all director nominees submitted through these provisions must be independent (pursuant to the requirements under the rules of the primary stock exchange on which ESRT’s common stock is listed, the SEC and any publicly disclosed standards used by our board of directors, as well as the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the common stock of ESRT is listed) and meet specified additional criteria. Stockholders will not be entitled to utilize this proxy access right at an annual meeting if ESRT receives notice through its traditional advance notice bylaw provisions that a stockholder intends to nominate a director at such meeting.
The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.
No Stockholder Rights Plan
We have no stockholder rights plan. In the future, we do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our board of directors, we submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation), or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving such transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.
Any such business combination between the Maryland corporation and the interested stockholder entered into after the five-year prohibition must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.
Our board of directors has adopted a resolution exempting any business combination between us and any other person or entity from the business combination provisions of the MGCL. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if any meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights, unless appraisal rights are eliminated under the charter. Our charter eliminates all appraisal rights of stockholders.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or a statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws exempt any and all acquisitions of shares of our stock from the control share acquisition statute. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Certain Elective Provisions of Maryland Law
Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the board of directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors, if the board is classified, in which the vacancy occurred, and (5) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. Our charter provides that we elect to be subject to the provisions of Subtitle 8 regarding the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we also (1) require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from our board of directors, which removal will be allowed only for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board of directors, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.
Otherwise, we have not elected to be governed by these specific provisions. However, we currently have nine independent directors and a class of equity securities registered under the Exchange Act, so our board of directors could elect, at any time without stockholder approval, for ESRT to be subject to any of the foregoing provisions.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The provisions of the MGCL, our charter and our bylaws described above could delay, defer or prevent a transaction or a change in control of ESRT that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt back into the business combination provisions of the MGCL or opt into certain additional provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, such provisions of the MGCL could have similar anti-takeover effects.
Interested Director and Officer Transactions
Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:
•
the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or the corporation or other entity; or

•
the transaction or contract is fair and reasonable to us.

We adopted a policy which requires that all contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum.
Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
Our charter and bylaws require us, to the maximum extent that Maryland law in effect from time to time, to indemnify any present or former director or officer or any individual who, while a director or officer of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of a final disposition of a proceeding without requiring a preliminary determination of the ultimate entitlement to indemnification.
Our charter and bylaws also permit us to indemnify and advance expenses, with the approval of our board of directors, to (a) any present or former member, manager, shareholder, director, limited partner, general partner, officer or controlling person of (1) Malkin Holdings LLC (“Malkin Holdings”), (2) an entity that owned an interest in one of the 18 real properties or two acres of land that were contributed to ESRT, the Operating Partnership or their subsidiaries (each such entity, a “Contributing Entity”) in ESRT’s initial public offering or (3) any direct or indirect partner or member, or any employee benefit plan or other enterprise thereof (provided, that, in the case such direct or indirect partner or member owned direct or indirect interests in any properties not contributed to ESRT, the Operating Partnership or their subsidiaries in ESRT’s initial public offering, only to the extent such service relates to the business of Malkin Holdings or any Contributing Entity) or (b) any agent for participants in any Contributing Entity or any direct or indirect partner or member thereof (provided, that, in the case such direct or indirect partner or member owned direct or indirect interests in any properties not contributed to ESRT or the Operating Partnership, only to the extent such service relates to the business of Malkin Holdings or any Contributing Entity).
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification in such situation if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors against all expenses and liabilities and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States sitting in the Southern District of New York, or, if such courts do not have jurisdiction, the state courts sitting in New York County, New York, shall be the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding on behalf of ESRT, (2) any action asserting a claim of breach of a fiduciary duty owed by any ESRT director, officer or other employee to ESRT or its stockholders, (3) any action asserting a claim against ESRT or any of its directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, (4) any action asserting a claim against ESRT or any of its directors, officers or other employees governed by the internal affairs doctrine, or (5) any other action asserting a claim of any nature brought by or on behalf of any stockholder of ESRT (which means, for this purpose, any stockholder of record or any beneficial owner of ESRT’s stock either on his, her or its own behalf or on behalf of any series or class of shares of stock of ESRT or any group of its stockholders) against ESRT or any of its directors, officers or other employees.

DESCRIPTION OF DEBT SECURITIES OF EMPIRE STATE REALTY OP, L.P.
The following description of the material provisions of the indentures and the debt securities of the Operating Partnership is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information.”
Debt Securities May Be Senior or Subordinated
The Operating Partnership may issue senior or subordinated debt securities at one or more times in one or more series. Each series of debt securities may have different terms. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Operating Partnership, ESRT or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of the Operating Partnership.
Neither any limited or general partner of the Operating Partnership, including ESRT, nor any shareholder, member, manager, officer, director, trustee or employee of any limited or general partner of ESRT or the Operating Partnership or of any predecessor or successor of any limited or general partner of the Operating Partnership has any obligation for payment of debt securities or for any of the Operating Partnership’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities.
The senior debt securities of the Operating Partnership will be issued under the senior debt indenture, as described below, and will rank equally with all of the Operating Partnership’s other senior unsecured and unsubordinated debt.
The subordinated debt securities of the Operating Partnership will be issued under the subordinated debt indenture, as described below, and will be subordinate in right of payment to all of the Operating Partnership’s “senior debt,” as defined in the subordinated debt indenture, as described in “Description of Debt Securities of Empire State Realty OP, L.P. — Subordination Provisions.”
Neither indenture will limit the Operating Partnership’s ability to incur additional debt, unless otherwise described in the prospectus supplement relating to any series of debt securities.
The Operating Partnership’s senior debt is, and any additional senior debt of the Operating Partnership will be, structurally subordinate to the indebtedness of the Operating Partnership’s subsidiaries and will be structurally senior to any indebtedness of ESRT, unless the Operating Partnership guarantees such indebtedness of ESRT. See “Description of Debt Securities of Empire State Realty OP, L.P. — The Operating Partnership’s Debt Securities Are Structurally Subordinated to Indebtedness of the Operating Partnership’s Subsidiaries” below.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise. When we refer to the indenture or the trustee with respect to any debt securities of the Operating Partnership, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
The Senior Debt Indenture and the Subordinated Debt Indenture of the Operating Partnership
The senior debt securities of the Operating Partnership will be issued under an indenture, as amended or supplemented from time to time, dated as of a date prior to such issuance, among the Operating

Partnership, as issuer, ESRT and a trustee. The subordinated debt securities of the Operating Partnership will be issued under a separate indenture, dated as of a date prior to such issuance, among the Operating Partnership, as the issuer, and ESRT and a trustee, as amended or supplemented from time to time. The senior debt securities indenture and the subordinated debt securities indenture will be subject to and governed by the Trust Indenture Act of 1939. We have attached a form of senior debt securities indenture and a form of subordinated debt securities indenture as exhibits to the registration statement of which this prospectus forms a part. Except as otherwise indicated, the terms of the indentures are identical.
The indentures:
•
do not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities with terms different from those of the debt securities previously issued under the applicable indenture;

•
allow us to issue debt securities in one or more series;

•
do not require us to issue all of the debt securities of a series at the same time; and

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Except as described under “Description of Debt Securities of Empire State Realty OP, L.P. — Merger, Consolidation or Sale of Assets,” the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving the Operating Partnership, ESRT or any of their respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
Information in the Prospectus Supplement
When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt securities of a particular series being offered. The terms used in any prospectus supplement have the meanings described in this prospectus, unless otherwise specified.
We will describe most of the financial and other specific terms of a particular series of debt securities being offered, including the terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in a prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe material U.S. federal income tax considerations relating to the debt securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Disclosure of the specific terms of a particular series of debt securities in the applicable prospectus supplement, may include, among other things, some or all of the following:
•
the title of the debt securities;

•
whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the stated maturity;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal amount, and the original issue date;

•
the portion of the principal payable upon declaration of acceleration of the maturity, if other than the entire principal amount;

•
the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•
the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•
the date or dates, or the method for determining the date or dates, from which interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for interest payment dates, or the method by which we will determine those dates;

•
the persons to whom interest will be payable;

•
the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•
whether the debt securities may be converted into ESRT’s common stock or preferred stock or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange price or rate, and the circumstances or manner in which the shares of common stock or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of ESRT’s common stock or preferred stock or such other securities or other applicable parameters;

•
whether ESRT will guarantee the due and punctual payment of principal of and premium (or make-whole amount), if any, and interest on the debt securities and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of ESRT;

•
the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•
where the debt securities may be surrendered for registration of transfer or exchange;

•
where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•
the times, prices and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•
any deletions from, modifications of, or additions to our events of default or covenants, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•
the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000;

•
any restrictions or conditions on the transferability of the debt securities;

•
the currency or currencies in which the debt securities are denominated and in which principal and/or interest is payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•
the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•
whether the debt securities will be in registered form and the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest;

•
the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•
the date as of which any debt securities in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•
the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•
the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•
any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•
the name of the applicable trustee and the nature of any material relationship with us or with any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•
additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the indentures both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

Original Issue Discount Securities
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe certain material U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Amounts that We May Issue
Neither of the indentures will limit the aggregate amount of debt securities that the Operating Partnership may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit the Operating Partnership’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, the Operating Partnership is not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period during which we hold the funds.
The Operating Partnership’s Debt Securities Are Structurally Subordinated to Indebtedness of the Operating Partnership’s Subsidiaries
Because the Operating Partnership’s assets consist principally of interests in the subsidiaries through which it owns properties and conducts its business, the Operating Partnership’s right to participate as an equity holder in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of security holders to benefit from the distribution, is junior to creditors of the applicable subsidiary, except to the extent that any claims the Operating Partnership may have as a creditor of such subsidiary are recognized. Furthermore, because some of the Operating Partnership’s subsidiaries are partnerships in which the Operating Partnership is a general partner, the Operating Partnership may be liable for their obligations. The Operating Partnership may also guarantee some obligations of its subsidiaries. Any liability the Operating Partnership may have for its subsidiaries’ obligations could reduce assets that are available to satisfy its direct creditors, including investors in the debt securities of the Operating Partnership.

Form of Debt Securities
We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.
In addition, we will issue each debt security in fully registered form, without coupons.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000. Subject to the limitations imposed upon debt securities that are issued in book-entry form and represented by a global security registered in the name of a depositary, a holder of debt securities of any series may:
•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•
surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, in form satisfactory to us or the Trustee, duly executed by the holder or his attorney duly authorized in writing. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by the Operating Partnership for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we nor any trustee shall be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets
The indentures provide that the Operating Partnership may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:
•
either it is the continuing entity, or the successor entity is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes the obligations of the Operating Partnership under the applicable indenture (A) to pay the principal of, and any premium or make-whole amount, if any, and interest on, all of its debt securities under the applicable indenture and (B) to duly perform and observe all of its covenants and conditions contained in the applicable indenture;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes the obligation of the Operating Partnership or the obligation of any of our subsidiaries as having been incurred by the Operating Partnership or by such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•
an officer’s certificate and legal opinion covering certain of such conditions are delivered to each trustee.

The indentures provide that ESRT may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:
•
either it is the continuing entity, or the successor entity is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes the obligations of ESRT and the due and punctual performance and observance of all of the covenants and conditions of the applicable indenture to be performed by ESRT;

•
immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•
an officer’s certificate and legal opinion covering certain of such conditions are delivered to each trustee.

Notwithstanding anything to the contrary above, a sale, lease, conveyance or transfer of all or substantially all of the properties and assets of the Operating Partnership or ESRT to one or more of ESRT’s majority owned subsidiaries will not be restricted.
Covenants
Existence.
Except as permitted under “Description of Debt Securities of Empire State Realty OP, L.P. — Merger, Consolidation or Sale of Assets” above, the indentures require each of the Operating Partnership and ESRT to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights and material franchises. However, the indentures do not require each of the Operating Partnership and ESRT to preserve any right or franchise if ESRT’s board of directors determines that any right or franchise is no longer desirable in the conduct of the business of ESRT or the Operating Partnership.
Provision of Financial Information.
The indentures require the Operating Partnership to (1) within 15 days of each of the respective dates by which the Operating Partnership is required to file information, documents and other reports with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities a summary of the information, documents and other reports that the Operating Partnership files with the SEC under Section 13 or Section 15(d) of the Exchange Act.
Guarantee of Empire State Realty Trust, Inc.
In the indentures, ESRT will agree to not incur any indebtedness for borrowed money or guarantee any of the Operating Partnership’s indebtedness for borrowed money (in each case other than Permitted Debt) without fully and unconditionally guaranteeing (subject to reasonable and customary exceptions) the Operating Partnership’s obligations under the applicable indenture, including the due and punctual payment of principal of and interest on any debt securities outstanding hereunder, whether at stated maturity, by declaration of acceleration, notice of repurchase or otherwise; provided that ESRT will be released from its obligations under such guarantee, and such guarantee shall be terminated, to the extent ESRT is subsequently no longer an obligor of indebtedness for borrowed money or a guarantor of any of the Operating Partnership’s indebtedness for borrowed money (in each case other than Permitted Debt).
“Permitted Debt” means indebtedness for borrowed money of ESRT and indebtedness for borrowed money of the Operating Partnership which is guaranteed by ESRT not to exceed $10,000,000 in the aggregate outstanding from time to time.
Additional covenants.
The applicable prospectus supplement will set forth any additional covenants of the Operating Partnership relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•
default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•
default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•
default in making any sinking fund payment as required for any debt security of such series;

•
default in the performance or breach of any other covenant or warranty of the Operating Partnership or ESRT contained in the indenture continuing for 60 days after written notice to the Operating Partnership as provided in the applicable indenture;

•
certain events of bankruptcy, insolvency or reorganization in respect of ESRT or the Operating Partnership; and

•
any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal, any premium (or make-whole amount) or interest;

•
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

•
in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each trustee a certificate, signed by one of several specified officers of ESRT stating whether or not that officer has knowledge of the Operating Partnership’s and ESRT’s compliance with all conditions and covenants under the applicable indenture. If the officer has knowledge of any noncompliance, the notice must specify the nature and status of the noncompliance.
Modification of the Indentures
The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:
•
change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•
reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•
change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•
reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
The Operating Partnership and the trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to the Operating Partnership, as obligor, and ESRT under such indenture;

•
to add to the covenants of the Operating Partnership and ESRT for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of an indenture to permit or facilitate the issuance of debt securities in uncertificated form;

•
to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•
to secure the debt securities;

•
to establish the form or terms of debt securities of any series;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•
to add to, change or eliminate any of the provisions of an indenture to such extent as will be necessary to comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities may be listed or traded;

•
to cure any ambiguity, to correct or supplement any provision in an indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under an indenture which shall not be inconsistent with the provisions of such indenture;

•
to conform the provisions of any supplemental indenture (and any debt securities issued under an indenture as amended and supplemented by such supplemental indenture) amending and supplementing such indenture with respect to one or more series of debt securities to the description thereof contained in any final offering document used in connection with the issuance and sale of such debt securities; and

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the immediately preceding bullet point;

•
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•
debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the then outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the Operating Partnership from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the Operating Partnership’s senior debt, as defined in the subordinated debt indenture, including all debt securities the Operating Partnership has issued and will issue under the senior debt indenture.

Unless defined differently in the applicable prospectus supplement, the subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the Operating Partnership, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the Operating Partnership, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the Operating Partnership is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Operating Partnership, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the Operating Partnership” includes indebtedness of others guaranteed by the Operating Partnership and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the Operating Partnership” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.
Unless the applicable prospectus supplement provides differently, the subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the Operating Partnership or its assets;

•
in the event of any liquidation, dissolution or other winding up of the Operating Partnership, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•
in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Operating Partnership;

•
if any subordinated debt securities of the Operating Partnership have been declared due and payable before their stated maturity;

•
in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the Operating Partnership has occurred and is continuing, permitting the holders of that senior debt of the Operating Partnership or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded; or

•
if any judicial proceeding is pending with respect to a payment default or an event of default described in the immediately preceding clause.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or such holders will have to repay that money to the holders of the senior debt.
Even if the subordination provisions prevent the Operating Partnership from making any payment when due on the subordinated debt securities of any series, the Operating Partnership will be in default on its obligations under that series if it does not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against the Operating Partnership, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
Modification of Subordination Provisions
The Operating Partnership may not amend the subordinated debt indenture governing any series of subordinated debt securities it has already issued to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected by such amendment.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•
either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•
we have paid or caused to be paid all other sums payable; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:
•
to defease and be discharged from any and all obligations with respect to such debt securities; or

•
to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.
The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.
When we use the term “government obligations,” we mean securities that are:
•
direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.
When we use the term “conversion event,” we mean the cessation of use of:
•
a foreign currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•
any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium (or make-whole amount), if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
No Recourse
No recourse under or upon any obligation, covenant or agreement contained in the indentures governing the senior debt securities or subordinated debt securities, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner (including ESRT), shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of the Operating Partnership or ESRT, as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released. The waiver and release are part of the consideration for the issuance of debt securities.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF EMPIRE STATE REALTY OP, L.P.
The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of our Operating Partnership, as further amended (the “Operating Partnership agreement”). The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as amended, and the Operating Partnership agreement. See “Where You Can Find More Information.” For the purposes of this section, references to the “general partner” refer to ESRT.
General
Our Operating Partnership is a Delaware limited partnership that was formed on November 28, 2011. ESRT is the sole general partner in our Operating Partnership. Pursuant to the Operating Partnership agreement, ESRT has, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including a merger of our Operating Partnership or a sale of substantially all of the assets of our Operating Partnership. The limited partners have no power to remove the general partner without the general partner’s consent.
We may not conduct any business without the consent of a majority of the limited partners other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business of our Operating Partnership, our operation as a reporting company with a class of securities registered under the Exchange Act, the offering, sale syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our Operating Partnership or its assets or activities, any of the foregoing activities as they relate to a subsidiary of our Operating Partnership, and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our Operating Partnership in exchange for additional partnership interests. ESRT may, however, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through our Operating Partnership so long as we take commercially reasonable measures that the economic benefits and burdens of such property are otherwise vested in our Operating Partnership. We and our affiliates may also engage in any transactions with our Operating Partnership on such terms as we may determine in our sole and absolute discretion.
Our Company is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners. We are not liable under the Operating Partnership agreement to our Operating Partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that we have acted in good faith. The limited partners of our Operating Partnership have agreed that in the event of a conflict in the duties owed by our directors and officers to us and our stockholders and the fiduciary duties owed by us, in our capacity as general partner in our Operating Partnership, to such limited partners, we will fulfill our fiduciary duties to such limited partners by acting in the best interests of our stockholders.
Substantially all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our Operating Partnership, and our Operating Partnership must be operated in a manner that will enable us to satisfy the requirements for qualification as a REIT.
OP Units
Interests in our Operating Partnership are denominated in units of limited partnership interest. Our Operating Partnership has two classes of units of limited partnership interest — OP Units and LTIP units (as defined below).
Four series of OP Units were created in connection with our formation transactions — Series PR OP Units, Series ES OP Units, Series 60 OP Units and Series 250 OP Units. ESRT holds only Series PR OP

Units. Additionally, the Malkin Group (as defined below) and continuing investors in the private existing entities who received OP Units in the formation transactions also hold Series PR OP Units. The term “Malkin Group” means all of the following, as a group: Anthony E. Malkin, Peter L. Malkin and each of their spouses and lineal descendants (including spouses of such descendants), any estates of any of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin or any permitted successor in such entity for the benefit of any of the foregoing; provided, however that solely with respect to tax protection rights and parties who entered into the contribution agreements described in this prospectus, the Malkin Group shall also include the lineal descendants of Lawrence A. Wien and his spouse (including spouses of such descendants), any estates of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin for the benefit of the foregoing.
Series PR OP Units are not listed on a national securities exchange. Series ES OP Units, Series 60 OP Units and Series 250 OP Units are listed on the NYSE Arca Exchange under the symbols “ESBA,” “OGCP,” and “FISK,” respectively. Other than with respect to the transfer restrictions applicable to the Series PR OP Units as described below under “— Transferability of OP Units; Extraordinary Transactions” and the fact that the Series PR OP Units are not listed on a national securities exchange, each of the series of OP Units has identical rights as to distributions and liquidations and shall vote together as a single class of OP Units on all matters on which the holders of OP Units have the right to approve, as described below. The separate series were created because there are unique U.S. federal income tax consequences to an investor that receives listed OP Units of a particular series (as compared to ownership of OP Units of another series) depending on the publicly-listed existing entity in which they had an interest and the tax aspects of the property contributed by such entity. By issuing the OP Units in separate series, each of the OP Units in a series that is trading on the NYSE Arca Exchange is expected to be uniform with other OP Units of that series. We may, without the consent of the limited partners, delist some or all of the OP Units from the national securities exchange on which such OP Units are traded.
On August 26, 2014, we amended the Operating Partnership agreement to create an additional series of OP Units designated as the Private Perpetual Preferred Units, which were issued to holders of the Series PR, Series ES, Series 60 and Series 250 series of OP Units in connection with an exchange offer. On December 6, 2019, we further amended the Operating Partnership agreement to create an additional series of OP Units designated as the Series 2019 Private Perpetual Preferred Units (“Series 2019 Preferred Units”), which were issued to holders of the Series PR, Series ES, Series 60 and Series 250 series of OP Units in connection with an exchange offer, and to re-designate the Private Perpetual Preferred Units as the “Series 2014 Private Perpetual Preferred Units” (“Series 2014 Preferred Units” and, together with the Series 2019 Preferred Units, the “Preferred Units”).
Management Liability and Indemnification
Neither we nor our directors and officers are liable or accountable for damages or otherwise to our Operating Partnership, any partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as we or such person acted in good faith. The Operating Partnership agreement provides for indemnification of us, our affiliates and each of our respective officers, directors, employees and any persons we may designate from time to time in our sole and absolute discretion, including present and former members, managers, shareholders, directors, limited partners, general partners, officers or controlling persons of our predecessor, to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership, provided that our Operating Partnership will not indemnify such person, for (i) willful misconduct or a knowing violation of the law, (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the Operating Partnership agreement, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the Operating Partnership agreement (subject to the exceptions described below under “Description of the Partnership Agreement of Empire State Realty OP L.P. — Fiduciary Responsibilities”).

Fiduciary Responsibilities
Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the general partner in our Operating Partnership has fiduciary duties to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties, as the general partner, to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us and our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners in our Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. The limited partners of our Operating Partnership have agreed that in the event of a conflict in the duties owed by our directors and officers to us and our stockholders and the fiduciary duties owed by us, in our capacity as general partner in our Operating Partnership, to such limited partners, we will fulfill our fiduciary duties to such limited partners by acting in the best interests of our stockholders.
The limited partners in our Operating Partnership expressly acknowledged that we are acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively.
LTIP Units
We may cause our Operating Partnership to issue LTIP units (“LTIP units”) to our directors, executive officers and certain other employees. These LTIP units will be subject to certain vesting requirements. In general, LTIP units are a class of partnership units in our Operating Partnership and will receive the same quarterly per unit profit distributions as the other outstanding units in our Operating Partnership. The rights, privileges, and obligations related to each series of LTIP units will be established at the time the LTIP units are issued. As profits interests, LTIP units initially will not have full parity, on a per unit basis, with our Operating Partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with OP Units and therefore accrete to an economic value for the holder equivalent to OP Units. If such parity is achieved, vested LTIP units may be converted on a one-for-one basis into Series PR OP Units, which in turn are redeemable by the holder for cash or, at our election, exchangeable for shares of our Class A common stock on a one-for-one basis. However, there are circumstances under which LTIP units will not achieve parity with OP Units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of our Class A common stock and may be zero.
Distributions
The Operating Partnership agreement provides that we may cause our Operating Partnership to make quarterly (or more frequent) distributions of all, or such portion as we may in our sole and absolute discretion determine, of its available cash (which is defined to be cash available for distribution as determined by our general partner) (i) first, with respect to any OP Units and LTIP units that are entitled to any preference in accordance with the rights of such OP Unit or LTIP unit (and, within such class, pro rata according to their respective percentage interests) and (ii) second, with respect to any OP Units and LTIP units that are not entitled to any preference in distribution, in accordance with the rights of such class of OP Units or LTIP units (and, within such class, pro rata in accordance with their respective percentage interests).
Holders of Series 2014 Preferred Units are entitled to receive cumulative preferential annual cash distributions of $0.60 per unit, and holders of Series 2019 Preferred Units are entitled to receive cumulative preferential annual cash distributions of $0.70 per unit, in each case, when, as and if declared by ESRT’s board of directors out of legally available funds for such purpose. Distributions on the Series 2019 Preferred Units will only be declared and made to the extent that we have net income from operations in an amount equivalent to such distributions (such amount to be allocated first to holders of the Series 2019 Preferred Units pursuant to the terms of our amended Operating Partnership agreement). Distributions will be payable quarterly in arrears on the same day on which quarterly distributions on other OP Units are paid.
Distributions on the Preferred Units will accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not distributions are declared.

Subject to certain exceptions, unless full cumulative distributions on the Preferred Units for all past distribution periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment, the Operating Partnership may not:
•
declare and pay or declare and set apart for payment of any distribution, or declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to; or

•
redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of;

any OP Units or any other class or series of its partnership units ranking, as to distributions and upon liquidation, on parity with or junior to the Preferred Units.
In addition, upon the Operating Partnership’s voluntary or involuntary liquidation, dissolution or winding up, before any distribution or payment shall be made to holders of OP Units or any other class or series of partnership units ranking, as to rights upon the Operating Partnership’s voluntary or involuntary liquidation, dissolution or winding up, junior to the Preferred Units, the holders of Series 2014 Preferred Units and Series 2019 Preferred Units will be entitled to be paid out of the Operating Partnership’s assets legally available for distribution to the unitholders, after payment of or provision for the debts and other liabilities of the Operating Partnership, a liquidation preference of $16.62 per Series 2014 Preferred Unit and $13.52 per Series 2019 Preferred Unit, respectively, plus an amount equal to any accrued and unpaid distributions (whether or not declared) up to, but excluding, the date of payment.
The Series 2019 Preferred Units rank junior to the Series 2014 Preferred Units with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership.
Allocations of Net Income and Net Loss
Net income and net loss of our Operating Partnership are determined and allocated with respect to each fiscal year of our Operating Partnership as of the end of the year. Except as otherwise provided in the Operating Partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the Operating Partnership agreement, net income and net loss are allocated to the holders of OP Units or LTIP units holding the same class or series of OP Units or LTIP units in accordance with their respective percentage interests in the class or series at the end of each fiscal year. In particular, upon the occurrence of certain specified events, our Operating Partnership will revalue its assets and any net increase in valuation will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP Units or LTIP units holders. See “Management — Equity Incentive Plan.” The Operating Partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise required by the Operating Partnership agreement or the Code and the Treasury Regulations, each Operating Partnership item of income, gain, loss and deduction is allocated among the limited partners of our Operating Partnership for U.S. federal income tax purposes in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the Operating Partnership agreement. In addition, under Section 704(c) of the Code, items of income, gain, loss and deduction with respect to appreciated or depreciated property which is contributed to a partnership, such as our Operating Partnership, in a tax-deferred transaction generally must be specially allocated among the partners in such a manner so as to take into account such variation between tax basis and fair market value at the time of contribution. The Operating Partnership will allocate tax items to the holders of OP Units or LTIP units taking into consideration the requirements of Section 704(c). See “U.S. Federal Income Tax Considerations.”
Notwithstanding the foregoing, except as otherwise provided in the Operating Partnership agreement, net operating income (i.e., our net book income calculated without regard to any depreciation or net book gains or losses realized in connection with a revaluation of our assets upon certain revaluation events) will generally be allocated to the holders of Series 2019 Preferred Units prior to allocations of other net income to the holders of OP Units or LTIP units in an amount equivalent to the accrued distributions on the Series 2019 Preferred Units (whether or not declared).
ESRT, as the general partner in the Operating Partnership, has sole discretion to ensure that allocations of income, gain, loss and deduction of the Operating Partnership are in accordance with the interests of the partners as determined under the Code and all matters concerning allocations of tax items not expressly provided for in the Operating Partnership agreement may be determined by us in our sole discretion. In addition, we, as general partner in the Operating Partnership, may adopt such conventions and methods of accounting for determining asset values, basis and identities of partners for proper administration of the Operating Partnership and to preserve the uniformity of each series of OP Units that are traded on the NYSE Arca Exchange.
Redemption Rights
After 12 months of becoming a holder of OP Units (including any LTIP units that are converted into Series PR OP Units, subject to the applicable LTIP grant), each limited partner of our Operating Partnership will have the right, subject to the terms and conditions set forth in the Operating Partnership agreement, to require our Operating Partnership to redeem all or a portion of the OP Units held by such limited partner in exchange for a cash amount equal to the number of tendered OP Units multiplied by the price of a share of our Class A common stock (determined in accordance with, and subject to adjustment under, the terms of the Operating Partnership agreement), unless the terms of such OP Units or a separate agreement entered into between our Operating Partnership and the holder of such OP Units provide that they are not entitled to a right of redemption or provide for a shorter or longer period before such limited partner may exercise such right of redemption or impose conditions on the exercise of such right of redemption. On or before the close of business on the fifth business day after we receive a notice of redemption, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered OP Units from the tendering partner in exchange for shares of our Class A common stock, based on an exchange ratio of one share of our Class A common stock for each OP Unit (subject to anti-dilution adjustments provided in the Operating Partnership agreement). It is our current intention to exercise this right in connection with any redemption of OP Units.
Transferability of OP Units; Extraordinary Transactions
We will not be able to withdraw voluntarily from the Operating Partnership or transfer our interest in the Operating Partnership, including our limited partner interest unless the transfer is made in connection with (i) any merger, consolidation or other combination in which, following the consummation of such transaction, the equity holders of the surviving entity are substantially identical to our stockholders, (ii) a transfer to a qualified REIT subsidiary or (iii) as otherwise expressly permitted under the Operating Partnership agreement. The Operating Partnership agreement permits us to engage in a merger, consolidation or other combination, or sale of substantially all of our assets if:
•
we receive the consent of a majority in interest of the limited partners (excluding our Company);

•
following the consummation of such transaction, substantially all of the assets of the surviving entity consist of OP Units; or

•
as a result of such transaction all limited partners will receive, or will have the right to receive, for each OP Unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our Class A common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it exercised its redemption right (described above) and received shares of our Class A common stock immediately prior to the expiration of the offer.

With certain limited exceptions, the limited partners who own Series PR OP Units or LTIP units may not transfer their interests in our Operating Partnership, in whole or in part, without our prior written consent, which consent may be withheld in our sole and absolute discretion. Except with our consent to the admission of the transferee as a limited partner with respect to Series PR OP Units or LTIP units, no transferee of such units shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote or effect a redemption with respect to such OP Units in any matter presented to the limited partners for a vote. We, as general partner, have the right to consent to the admission of a transferee of the interest of a limited partner with respect to Series PR OP Units or LTIP units, which consent may be given or withheld by us in our sole and absolute discretion. To the extent they remain listed on a national securities exchange, Series ES OP Units, Series 60 OP Units and Series 250 OP Units generally are freely transferable, and any transferee of such units will be admitted to the partnership with respect to such units. Notwithstanding the foregoing, transfers of OP Units and admission of transferees to the partnership are subject to certain limitations described in the partnership agreement.
Preferred Units are generally freely transferable to family and affiliates, but other transfers require the consent of the general partner in its discretion. Absent such consent, the transferee will have only the right to receive distributions with respect to the transferred Preferred Unit and will not be admitted as a partner entitled to vote on the matters on which holders of Preferred Units are entitled to vote. Transfers of Preferred Units will be effective as of the first day of the fiscal quarter of the Operating Partnership immediately following the date when all requirements for the applicable transfer have been satisfied. However, no market currently exists for the Preferred Units, and the Operating Partnership does not intend to apply to list the Preferred Units on any stock exchange or in any trading market.
Issuance of Our Stock and Additional Partnership Interests
Pursuant to the Operating Partnership agreement, upon the issuance of our stock other than in connection with a redemption of OP Units, we will generally be obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance to our Operating Partnership in exchange for, in the case of common stock, OP Units or, in the case of an issuance of preferred stock, preferred OP Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock. In addition, we may cause our Operating Partnership to issue additional OP Units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner, including: (i) upon the conversion, redemption or exchange of any debt, units or other partnership interests or other securities issued by our Operating Partnership; (ii) for less than fair market value; or (iii) in connection with any merger of any other entity into our Operating Partnership.
Tax Matters
Pursuant to the Operating Partnership agreement, the general partner is the tax matters partner and partnership representative of our Operating Partnership. Accordingly, as the general partner, tax matters partner, and partnership representative, we generally have authority to handle tax audits and judicial review of administrative adjustments by the IRS and to make certain tax elections under the Code, in each case, on behalf of our Operating Partnership.
Term
The term of the Operating Partnership commenced on November 28, 2011 and will continue perpetually, unless earlier terminated in the following circumstances:
•
a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a majority in interest of the remaining outside limited partners agree in writing, in their sole and absolute discretion, to continue the business of the Operating Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor general partner;

•
an election to dissolve the Operating Partnership made by the general partner in its sole and absolute discretion, with or without the consent of a majority in interest of the outside limited partners;

•
entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act;

•
the occurrence of any sale or other disposition of all or substantially all of the assets of the Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Operating Partnership;

•
the redemption (or acquisition by the general partner) of all partnership units that the general partner has authorized other than those held by our Company; or

•
the incapacity or withdrawal of the general partner, unless all of the remaining partners in their sole and absolute discretion agree in writing to continue the business of the Operating Partnership and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner.

Amendments to the Operating Partnership Agreement
Amendments to the Operating Partnership agreement may only be proposed by the general partner. Generally, the Operating Partnership agreement may be amended with the general partner’s approval and the approval of the limited partners holding a majority of all outstanding limited partner units (excluding limited partner units held by us or our subsidiaries). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:
•
convert a limited partner’s interest into a general partner’s interest (except as a result of the general partner acquiring such interest);

•
modify the limited liability of a limited partner;

•
alter the rights of any partner to receive the distributions to which such partner is entitled (subject to certain exceptions);

•
alter or modify the redemption rights provided by the Operating Partnership agreement; or

•
alter or modify the provisions governing transfer of the general partner’s partnership interest.

Notwithstanding the foregoing, the general partner will have the power, without the consent of the limited partners, to amend the Operating Partnership agreement as may be required to:
•
add to our obligations or surrender any right or power granted to us or any of our affiliates for the benefit of the limited partners;

•
reflect the admission, substitution, or withdrawal of partners or the termination of the Operating Partnership in accordance with the Operating Partnership agreement and to cause the Operating Partnership or the Operating Partnership’s transfer agent to amend its books and records to reflect the OP Unit and LTIP unit holders in connection with such admission, substitution or withdrawal;

•
reflect a change that is of an inconsequential nature or does not adversely affect the limited partners as such in any material respect, or to cure any ambiguity, correct or supplement any provision in the Operating Partnership agreement not inconsistent with the law or with other provisions, or make other changes with respect to matters arising under the Operating Partnership agreement that will not be inconsistent with the law or with the provisions of the Operating Partnership agreement;

•
satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal or state agency or contained in U.S. federal or state law;

•
set forth or amend the designations, preferences, conversion or other rights, voting powers, duties restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional partnership units issued or established pursuant to the Operating Partnership agreement;

•
reflect such changes as are reasonably necessary for us to maintain or restore our qualification as a REIT, to satisfy the REIT requirements or to reflect the transfer of all or any part of a partnership interest among our Company and any qualified REIT subsidiary or entity that is disregarded as an entity separate from the general partner for U.S. federal income tax purposes;

•
modify either or both the manner in which items of net income or net loss are allocated or the manner in which capital accounts are computed (but only to the extent set forth in the Operating Partnership agreement, or to the extent required by the Code or applicable income tax regulations under the Code);

•
to facilitate the trading of the Series ES OP Units, Series 60 OP Units or Series 250 OP Units (including any division of such classes or other actions to facilitate the uniformity of tax consequences within each such OP Units listed on a national securities exchange);

•
comply with any rules, regulation, guideline or requirement of any national securities exchange on which the Series ES OP Units, Series 60 OP Units or Series 250 OP Units are or will be listed;

•
issue additional partnership interests;

•
reflect the admission, substitution, termination or withdrawal of the general partner and limited partners or an increase or decrease in either the general partner’s or limited partner’s DRO Amount (as defined in the Operating Partnership agreement) in accordance with the Operating Partnership agreement;

•
impose restrictions on the transfer of OP Units if the general partner in the Operating Partnership receives an opinion of counsel reasonably to the effect that such restrictions are necessary in order to comply with any federal or state securities laws or regulations applicable to the Operating Partnership or the OP Units; and

•
reflect any other modification to the Operating Partnership agreement as is reasonably necessary for the business or operations of the Operating Partnership or the general partner in the Operating Partnership and which does not otherwise require the consent of each partner adversely affected.

Holders of the Preferred Units have voting rights in connection with amendments to the Operating Partnership agreement or the terms of the Preferred Units that materially and adversely affect the rights of the Preferred Units. Other than in these limited circumstances, holders of the Preferred Units will have no voting rights.
Certain provisions affecting our rights and duties as general partner, either directly or indirectly (e.g., restrictions relating to certain extraordinary transactions involving us or the Operating Partnership) may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by us).

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our Class A common stock. The following does not summarize any U.S. federal income tax consequences related specifically to the acquisition, holding or disposition of (i) any equity (including OP Units) or debt securities of the Operating Partnership, (ii) our preferred stock, (iii) our depositary shares, (iv) our warrants, (v) any of our debt securities, (vi) “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code or (vii) our common stock other than Class A common stock. A discussion of certain U.S. federal income tax consequences related to the foregoing securities will be provided in the relevant prospectus supplement, to the extent applicable.
For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “ESRT,” “we,” “our” and “us” mean only Empire State Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any U.S. state, local or non-U.S. tax consequences.
This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”) rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except to the extent described below under “— Requirements for Qualification — General — Gross Income Tests,” no advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. While a private letter ruling from the IRS generally is binding on the IRS, we and our tax counsel cannot rely on the private letter ruling if the factual representations, assumptions, or undertakings made in our letter ruling request to the IRS are untrue or incomplete in any material respect. Furthermore, the IRS could revoke the ruling it issued to us in whole or in part if the applicable law or the IRS position on the matters addressed in our ruling changes.
This summary is also based upon the assumption that the operation of ESRT, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact of U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions associated with an investment in our Class A common stock or our election to be subject to tax as a REIT. In addition, this summary assumes that stockholders hold our Class A common stock as a capital asset (within the meaning of Section 1221 of the Code), which generally means as property held for investment. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of the stockholder’s investment or tax circumstances, or to stockholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market our common stock;

•
subchapter S corporations;

•
U.S. stockholders, as defined below, whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies, or “RICs”;

•
REITs;

•
trusts and estates;

•
holders who receive our Class A common stock through the exercise of employee stock options or otherwise as compensation or in connection with the provision of services;

•
persons holding our Class A common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding their interest through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in us;

•
persons who are a party to any tax protection agreement entered into with us;

•
and, except to the extent discussed below;

•
U.S. tax-exempt organizations and non-U.S. stockholders (as defined below).

For purposes of this summary, a U.S. stockholder is a beneficial owner of our Class A common stock who for U.S. federal income tax purposes is:
•
an individual citizen or resident of the U.S.;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A non-U.S. stockholder is a beneficial owner of our Class A common stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR CLASS A COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR CLASS A COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK.
Taxation of ESRT
We elected to be subject to tax as a REIT commencing with our taxable year ended December 31, 2013. We believe we have been organized and have operated and will continue to operate in a manner that will allow us to qualify for taxation as a REIT under the Code.
In connection with the filing of this registration statement, we will receive an opinion of our tax counsel, King & Spalding LLP (“King & Spalding”), to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual and proposed method of operation has enabled and will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that King & Spalding’s opinion is based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets and income, and the present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. King & Spalding will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinion of King & Spalding is not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by King & Spalding. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, the status of which may not have been reviewed by King & Spalding. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT for a particular year depend upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “U.S. Federal Income Tax Considerations — Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
Stockholders who are noncorporate U.S. stockholders are generally taxed on corporate dividends at the preferential rates applicable to long-term capital gains. With limited exceptions, however, dividends received by noncorporate U.S. stockholders from us or from other entities that are subject to tax as REITs are taxed at rates applicable to ordinary income. However, non-corporate taxpayers (including individuals) generally may deduct 20% of dividends received from REITs, other than capital gain dividends or dividends treated as qualified dividend income, subject to certain limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “U.S. Federal Income Tax Considerations — Taxation of Stockholders.”
If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:
•
We will be taxed at the regular corporate rate on any undistributed net taxable income, including undistributed net capital gains.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Prohibited Transactions,” and “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, (other than certain de minimis violations) or other requirements applicable to REITs, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we may be subject to a penalty tax. In that event, the amount of the penalty tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined by as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•
If we fail to distribute on an annual basis at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification — General.”

•
We may be subject to a 100% excise tax on some items of income and expense that are directly or constructively paid between us, our tenants and/or any of our TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•
If we acquire appreciated assets from a subchapter C corporation (generally a corporation that is not a REIT, a RIC or an S corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any of the assets during the applicable recognition period (which is currently 5 years) following our acquisition of the assets from the subchapter C corporation. The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when we acquire the assets. See “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Tax on Built-In Gains” below.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include the stockholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder’s income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Class A common stock.

•
We will have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, including Observatory TRS, Holding TRS, and any other TRSs, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and U.S. state, local, and non-U.S. income, transfer, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
that has no earnings and profits from any non-REIT taxable year as a successor to any subchapter C corporation at the close of any taxable year;

(9)
that uses the calendar year for U.S. federal income tax purposes; and

(10)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with the stockholder’s tax return disclosing the actual ownership of the shares and other information.
With respect to condition (8), we believe we did not initially have any earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation. In connection with our formation transactions, we acquired Malkin Properties of Connecticut, Inc., a Connecticut corporation, which we refer to as “Malkin Properties CT,” and Malkin Construction Corp., a Connecticut corporation, which we refer to as “Malkin Construction,” through mergers pursuant to which we succeeded to the earnings and profits of the corporations. We believe that such corporations qualified as S corporations and had no C corporation earnings and profits before their mergers with and into us. Therefore, we believe our formation transactions did not cause us to have any non-REIT earnings and profits. If, however, either Malkin Properties CT or Malkin Construction did not, at any time, qualify as an S Corporation, or otherwise succeeded to the earnings and profits of a subchapter C Corporation, and assuming that either or both of the mergers qualified as a reorganization for U.S. federal income tax purposes, we generally would have succeeded to the subchapter C earnings and profits of Malkin Properties CT and/or Malkin Construction. In such case, it is possible we would fail to qualify as a REIT as of our taxable year ended December 31, 2013, and for the four subsequent taxable years. See “U.S. Federal Income Tax Considerations — Failure to Qualify,” below.
With respect to condition (9), we adopted December 31 as our taxable year end and will continue to use December 31 as our taxable year end, and thereby satisfy this requirement.
The Code provides relief from violations of the REIT gross income requirements in cases where a violation is due to reasonable cause and not willful neglect and other requirements are met, including the payment of a penalty tax that is based on the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset test and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect and other conditions are met, including the payment of a penalty tax.
If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests.
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our Operating Partnership and its equity interests in any lower-tier partnerships), is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
As discussed in greater detail in “— Tax Aspects of Investments in Partnerships” below, an investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level tax and the character of our assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT. See “U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships — Entity Classification” and “U.S. Federal Income Tax Considerations — Failure to Qualify” below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. These rules could adversely affect us, for example, by requiring that a lower amount of depreciation deductions be allocated to us, which in turn would cause us to have a greater amount of taxable income without a corresponding increase in cash and result in a greater portion of our distributions being taxed as dividend income or cause us to fail to meet the distribution requirements applicable to REITs. See “U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships — Tax Allocations with Respect to Partnership Properties” below.

Disregarded Subsidiaries.
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under “U. S. Federal Income Tax Considerations — Requirements for Qualification — General — Effect of Subsidiary Entities — Taxable REIT Subsidiaries,” that is wholly owned by a REIT, or by one or more subsidiaries that are disregarded as separate entities from the REIT for U.S. federal income tax purposes, or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships, in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of us — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Asset Tests” and “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Gross Income Tests.”
Taxable REIT Subsidiaries.
A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local and income and franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. ESRT Observatory TRS, L.L.C., a New York limited liability company (“Observatory TRS”), and ESRT Holdings TRS, L.L.C., a Delaware limited liability company(“Holding TRS”), have each elected to be treated as a corporation for U.S. federal income tax purposes, and we have jointly elected with each of Observatory TRS and Holding TRS, respectively, for each to be treated as a TRS. This is intended to allow Observatory TRS and Holding TRS to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
For purposes of the gross income and asset tests applicable to REITs, a REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that a REIT, due to the requirements applicable to REITs, might otherwise not be able to undertake directly or through pass-through subsidiaries. If dividends are paid to us by one or more of our TRSs, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income tax rates. See “U.S. Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Taxable U.S. Stockholders” and “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, the TRS rules impose a 100% excise tax on certain transactions involving a TRS and its parent REIT that are not conducted on an arm’s length basis.
Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants leasing at least 25% of the net leasable space at a property that are not receiving services from the TRS are substantially comparable to the rents paid to us by tenants leasing comparable space at such property and that are receiving such services from the TRS (and the charge for the services is separately stated); or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service. Holding TRS and/or its wholly owned subsidiaries provide certain services to our tenants. Although we believe we operate our TRSs in a manner that does not cause us to be subject to the excise tax discussed above, there is no assurance that we will be successful in this regard.
Gross Income Tests
In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by “publicly offered REITs” that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. A “publicly-offered REIT” is a real estate investment trust which is required to file annual and periodic reports with the SEC under the Exchange Act. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or other entity treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded entity.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if all of the following conditions are met. The rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease (where rent attributable to personal property is determined based on the ratio of the average fair market values of the personal property to the real property and personal property as of the beginning and end of the taxable year). Moreover, for rents received to qualify as rents from real property, we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property for the relevant taxable year. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property. If, however, the gross income from such non-customary services exceeds this 1% threshold, none of the gross income derived from the relevant property is treated as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of our direct cost of providing the services. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property, provided certain requirements are satisfied. Also, rental income will qualify as rents from real property only to the extent it is not treated as “related party rent,” which generally includes rent from a tenant if we directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.
We have jointly elected with Observatory TRS, the lessee and operator of the observatory, for Observatory TRS to be treated as a TRS of ours for U.S. federal income tax purposes. Observatory TRS leases the Empire State Building observatory from the Operating Partnership pursuant to a lease that provides for fixed base rental payments and variable rental payments equal to certain percentages of Observatory TRS’s gross receipts from the operation of the observatory. Given the unique nature of the real estate comprising the observatory, we do not believe that there is any space in the Empire State Building or in the same geographic area as the Empire State Building that would likely be considered sufficiently comparable to the observatory for the purpose of applying the exception to related party rent described above. We have received from the IRS a private letter ruling that the rent that our Operating Partnership receives from Observatory TRS pursuant to the lease of the Empire State Building observatory entered into on October 1, 2013 (the “Original Lease”) is qualifying income for purposes of the REIT gross income tests so long as such rent reflects the fair market rental value of the Empire State Building observatory as determined by an appraisal rendered by a qualified third-party appraiser. Upon expiration of the Original Lease, we amended and restated the Original Lease with updated terms which we believe reflect the fair market rental value of the Empire State Building observatory as determined by an appraisal rendered by a qualified third-party appraiser consistent with the methodology used for determining the fair market rental value of the Empire State Building observatory at the time that the Original Lease was entered into.
In addition, our Operating Partnership has acquired various license agreements (i) granting certain third-party broadcasters the right to use space on the tower on the top of the Empire State Building for certain broadcasting and other communication purposes and (ii) granting certain third-party vendors the right to operate concession stands in the observatory. We have received from the IRS a private letter ruling that the license fees that our Operating Partnership receives under these agreements will be treated as rental payments for the use of real property and therefore as qualifying income for purposes of the REIT gross income tests.
We are entitled to rely upon these rulings only to the extent that we did not misstate or omit a material fact in the ruling request and that we continue to operate in the future in accordance with the material facts described in such request, and no assurance can be given that we will always be able to do so. If we were not able to treat the rent that our Operating Partnership receives from Observatory TRS as qualifying income for purposes of the REIT gross income tests, we would be required to restructure the manner in which we operate the observatory, which would likely require us to cede operating control of the observatory by leasing the observatory to an affiliate or third-party operator. If we were not able to treat the license fees that our Operating Partnership receives from the license agreements described above as qualifying income for purposes of the REIT gross income tests, we would be required to enter into the license agreements described above through a TRS, which would cause the license fees to be subject to U.S. federal income tax and accordingly reduce the amount of our cash flow available to be distributed to our stockholders. In either case, if we are not able to appropriately restructure our operations in a timely manner, we would likely realize significant income that does not qualify for the REIT gross income tests, which could cause us to fail to qualify as a REIT.
Unless we determine that the resulting non-qualifying income under any of the following situations, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:
•
charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•
rent any property to a related party tenant, including Observatory TRS, Holding TRS, or any other TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

•
derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is no more than 15% of the total rent received under the lease; or

•
directly perform services considered to be non-customary or rendered to the occupant of the property.

We may receive distributions from Observatory TRS, Holding TRS, and any other TRSs or other C corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will generally be classified as dividend income to the extent of the current or accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test, as described above, to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In addition, certain obligations secured by a mortgage on both real property and personal property will be treated as a qualifying real estate asset and give rise to qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Hedging Transactions
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.
Failure to Satisfy the Gross Income Tests
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of our Company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed with the IRS in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of ESRT — Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property (and certain ancillary personal property), stock of other REITs, certain kinds of mortgage-backed securities and mortgage loans, debt instruments issued by publicly offered REITs (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs and qualified REIT subsidiaries, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, the aggregate value of all securities of Observatory TRS, Holding TRS, and any other TRSs held by us may not exceed 20% (25% for taxable years beginning after December 31, 2025) of the value of our total assets.
Fifth, no more than 25% of the value of our total assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset value test, as explained below).
The Code provides that certain securities will not cause a violation of the 10% asset value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above. The Code also provides that in applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
After initially meeting the asset tests at the close of a quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, the 10% vote test, or the 10% value test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or the highest applicable corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test.
Annual Distribution Requirements
To qualify as a REIT, we are required to pay dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(1)
the sum of:

•
90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•
90% of the net income from foreclosure property (after tax) as discussed above, minus

(2)
the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

These distributions must generally be paid in the taxable year to which they relate, or in the following taxable year if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November or December of any year and payable to stockholders of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, so long as the dividend is actually paid before the end of January of the next calendar year.
If we cease to be a “publicly offered REIT,” then, for our distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at the ordinary corporate tax rate on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute on an annual basis as described above at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. Moreover, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest on the amount of any deduction taken for deficiency dividends.
Tax on Built-In Gains
If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation (a “carry-over basis transaction”), and if we subsequently dispose of any such assets during the 5 year period following the acquisition of the assets from the subchapter C corporation, we will be subject to tax at the ordinary corporate tax rate on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. However, the built-in gains tax will not apply if the subchapter C corporation elects to be subject to an immediate tax when the asset is acquired by us.
As discussed above under “— Requirements for Qualification — General,” we intended that the mergers of Malkin Properties CT and Malkin Construction with and into us would be carry-over basis transactions for U.S. federal income tax purposes. Assuming that both Malkin Properties CT and Malkin Construction had at all times qualified as S Corporations and had not otherwise acquired assets of a subchapter C Corporation in a carry over basis transaction, we will not be treated as having acquired assets from a subchapter C Corporation in a carry-over basis transaction as a result of the mergers. If, however, either Malkin Properties CT or Malkin Construction did not, at any time, qualify as an S Corporation, or otherwise acquired assets of a subchapter C Corporation in a carry-over transaction, and assuming that either or both of the mergers qualified as a reorganization for U.S. federal income tax purposes, the assets that we acquired from such entities could be subject to the built-in gains tax.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be treated as held as inventory or primarily for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that certain safe-harbor provisions of the Code discussed below that prevent the application of the 100% prohibited transaction tax will apply. The 100% tax will not apply to gains from the sale of property by Observatory TRS, Holding TRS, or any other TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at the regular corporate tax rate.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise fail the prohibited transaction safe harbor and constitute inventory or dealer property in the hands of the selling REIT.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by the Treasury Regulations, any income from a hedging transaction (including gain from the sale, disposition or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury Regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we hedge in certain other situations, the resultant income may be treated as income that does not qualify under the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect,

(2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at the regular corporate rate. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of noncorporate U.S. stockholders at the rate applicable to qualified dividend income, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we will be entitled to statutory relief in all circumstances.
Tax Aspects of Investments in Partnerships
General
We will hold investments through our interest in our Operating Partnership, which is classified as a partnership for U.S. federal income tax purposes. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnerships. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by the Operating Partnership or any other partnership in which we may invest, based on our capital interest in such partnerships (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of the Operating Partnership and any other partnership in which we may invest will be treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Entity Classification
If any partnership in which we may invest were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and would be required to pay an entity-level tax on its income and such treatment could cause us to fail to qualify as a REIT. In addition, a change in the tax status or tax treatment of any partnership in which we may invest might be treated as a taxable event. If so, we might incur a distribution requirement or tax liability without any related cash distributions.
Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” The Series ES, Series 60 and Series 250 OP Units of our Operating Partnership are traded on the NYSE Arca Exchange and therefore, our Operating Partnership is a publicly traded partnership. Accordingly, our Operating Partnership will be treated as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code for each of its taxable years starting with the first taxable year during which it is treated as a publicly traded partnership. “Qualifying income” for purposes of the “qualifying income” exception is generally real property rents and other types of passive income. We believe, and both we and our Operating Partnership have represented to King & Spalding in connection with its REIT opinion, that our Operating Partnership has had and will have sufficient qualifying income so that it would be treated as a partnership, even though it is a publicly traded partnership. The income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our Operating Partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.
If at the end of any taxable year the Operating Partnership fails to meet the qualifying income exception, it may still qualify as a partnership if it is otherwise entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the Operating Partnership agrees to make such adjustments (including adjustments with respect to its partners) or to pay such amounts as are required by the IRS. It is not possible to state whether the Operating Partnership would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Operating Partnership’s first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances, the Operating Partnership will not qualify as a partnership for U.S. federal income tax purposes. Moreover, if this relief provision applies and the Operating Partnership retains its partnership status, it or the holders of Operating Partnership units (during the failure period) will be required to pay such amounts as are determined by the IRS.
Moreover, if the Operating Partnership fails to meet the qualifying income exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery as described above, and therefore was taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) and the gross income tests as discussed in “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Asset Tests” and “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “U.S. Federal Income Tax Considerations — Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any partnership in which we may invest for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Partnership Audit Rules
The rules applicable to U.S. federal income tax audits of partnerships provide that, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in our Operating Partnership or other partnerships in which we invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
For purposes of this discussion, a U.S. stockholder is s stockholder that is for U.S. federal income tax purposes:
•
An individual who is a citizen or resident of the United States;

•
A corporation created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•
An estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
A trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. stockholder” is a stockholder that is neither a U.S. stockholder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
Distributions.
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:
•
income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•
dividends received by the REIT from TRSs or other taxable C corporations; or

•
income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

If we declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend is subject to limitation, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.
Distributions that we designate as capital gain dividends will generally be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held the stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.
U.S. stockholders will increase their adjusted tax basis in our Class A common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains currently are generally taxable at a maximum preferential tax rate of 20% in the case of noncorporate U.S. stockholders, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% maximum U.S. federal income tax rate for noncorporate U.S. stockholders, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

U.S. stockholders that are individuals, trusts or estates generally may deduct 20% of dividends received from us, other than capital gain dividends or dividends treated as qualified dividend income, subject to certain limitations. To qualify for this deduction with respect to a dividend on shares of our Class A common stock, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain rules that may reduce a stockholder’s holding period during any period in which the stockholder has diminished its risk of loss with respect to shares).
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “U.S. Federal Income Tax Considerations — Requirements for Qualification — General — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us.
Dispositions of Our Common Stock.
In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our Class A common stock will be subject to a maximum U.S. federal income tax rate of 20% if our Class A common stock is held for more than one year, and will be taxed at ordinary income tax rates of up to 37% if our Class A common stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the regular corporate rate regardless of whether our Class A common stock is held for more than one year. Capital losses recognized by a U.S. stockholder upon the disposition of our Class A common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of noncorporate taxpayers, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Class A common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our Class A common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. Although these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our Class A common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare 3.8% Tax on Investment Income
Certain U.S. investors who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends and payments of interest received from us and capital gains from the sale or other disposition of our stock.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income as defined in Section 512 of the Code (“UBTI”). A U.S. tax-exempt stockholder that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI. Although many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our Class A common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our Class A common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our Class A common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.
Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our Class A common stock.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension shareholders in order to satisfy the REIT closely held test and (ii) either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT. Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our Class A common stock applicable to non-U.S. stockholders. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.
Ordinary Dividends.   The portion of dividends received by non-U.S. stockholders payable out of our current or accumulated earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our Class A common stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (as described below), the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty).
Non-Dividend Distributions.
Unless our Class A common stock constitutes a U.S. real property interest (“USRPI”), distributions that we make that are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our Class A common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the shareholder’s proportionate share of our earnings and profits and (ii) the shareholder’s basis in its Class A common stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (for example, an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Capital Gain Dividends.
Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, which we refer to as “USRPI capital gains,” will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. Regardless of whether we designate the distribution as a capital gain dividend, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax, unless (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to branch profits tax, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as ordinary dividends (discussed above in “— Taxation of Stockholders — Taxation of Foreign Stockholders Dividends”), provided that (i) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our Class A common stock will continue to be “regularly traded” on an established securities exchange.
Dispositions of our Class A Common Stock.
Unless our Class A common stock constitutes a USRPI, a sale of our Class A common stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Our Class A common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs. Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be a domestically-controlled qualified investment entity and that a sale of our Class A common stock should not be subject to taxation under FIRPTA. No assurance can be given that we will remain a domestically-controlled qualified investment entity. In the event that we are not a domestically-controlled qualified investment entity, but our Class A common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our Class A common stock at all times during a specified testing period. Our Class A common stock is, and we expect that it will continue to be, regularly traded on an established securities market.
In addition, if a non-U.S. stockholder disposes of such Class A common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. stockholder acquires or enters into a contract or option to acquire our Class A common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. stockholder under FIRPTA, then such non-U.S.

stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
If gain on the sale of our Class A common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the Class A common stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our Class A common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our Class A common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Certain types of non-U.S. stockholders, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles” can benefit from certain exemptions from FIRPTA and other special FIRPTA rules. Non-U.S. stockholders are urged to consult their tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our stock.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, withholding at a rate of 30% generally will be required on dividends in respect of shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Department of Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside. The state, local or foreign tax treatment of our Company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our Class A common stock.

Proposed Legislation or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which could result in statutory changes as well as revisions to regulations and interpretations thereof, and other administrative guidance. Investors are urged to consult with their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Class A common stock.

SELLING SECURITY HOLDERS
Information about selling security holders of ESRT, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
Sales by Us
We may sell the securities in any one or more of the following ways:
•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

•
directly to agents;

•
to or through brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
to one or more underwriters acting alone for resale to investors or to the public;

•
in a rights offering;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through a combination of any such methods of sale; and

•
through any other method permitted by applicable law and described in a prospectus supplement.

ESRT’s common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of ESRT or in exchange for debt securities of the Operating Partnership. Securities may also be issued upon exercise of warrants of ESRT. ESRT and the Operating Partnership reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.
If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.
Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
•
identify any such underwriter, dealer or agent;

•
describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•
describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•
identify the amounts underwritten; and

•
identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of ESRT’s common stock, which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third-party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, ESRT, the Operating Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
Sales by Selling Security Holders
The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:
•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•
an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•
ordinary brokerage transactions and transactions in which the broker solicits purchases;

•
an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•
privately negotiated transactions, directly or through agents;

•
short sales;

•
through the writing of options on the securities, whether or the options are listed on an options exchange;

•
through the distribution of the securities by any security holders to its partners, members or stockholders;

•
one or more underwritten offerings;

•
agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•
any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.
The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.
We will not receive any proceeds from sales of any securities by the selling security holders.
We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.
We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:
•
the aggregate number of securities to be sold;

•
the purchase price;

•
the public offering price;

•
if applicable, the names of any underwrite; agent or broker-dealer; and

•
any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS
The validity of the issuance of the securities of the Operating Partnership offered hereby, certain matters related to ESRT and tax matters related to us will be passed upon by King & Spalding LLP, New York, New York. The validity of the issuance of the shares of capital stock of ESRT offered hereby and certain other legal matters relating to Maryland law will be passed upon by Venable LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us, any selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. appearing in our Annual Reports (Form 10-K) for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

EMPIRE STATE REALTY TRUST, INC.
Class A Common Stock
Preferred Stock
Depositary Shares
Guarantees
Warrants
EMPIRE STATE REALTY OP, L.P.
Debt Securities
PROSPECTUS
July 30, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Generally, the expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table.
SEC registration fee	$	*
Legal fees and expenses	$	**
Blue Sky expenses	$	**
Accounting fees and expenses	$	**
Printing fees and expenses	$	**
Transfer Agent’s and Trustee’s fees and expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous expenses	$	**
Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15.   Indemnification of Directors and Officers.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation or in any proceeding charging improper personal benefit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification in such situation if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to (a) any present or former member, manager, shareholder, director, limited partner, general partner, officer or controlling person of (1) Malkin Holdings, (2) an entity that owned an interest in one of the 18 real properties or two acres of land that were contributed to ESRT, the Operating Partnership or their subsidiaries in ESRT’s initial public offering or (3) any direct or indirect partner or member, or any employee benefit plan or other enterprise thereof (provided, that, in the case such direct or indirect partner or member owned direct or indirect interests in any properties not contributed to ESRT, the Operating Partnership or their subsidiaries in ESRT’s initial public offering, only to the extent such service relates to the business of Malkin Holdings or any Contributing Entity) or (b) any agent for participants in any Contributing Entity or any direct or indirect partner or member thereof (provided, that, in the case such direct or indirect partner or member owned direct or indirect interests in any properties not contributed to ESRT or the Operating Partnership, only to the extent such service relates to the business of Malkin Holdings or any Contributing Entity). In addition, our equity incentive plan requires us to indemnify our directors and members of the compensation committee of our board of directors in connection with the performance of their duties, responsibilities and obligations under our equity incentive plan, to the maximum extent permitted by Maryland law.
We have entered into indemnification agreements with each of our directors, executive officers and chairman emeritus, and certain other parties, providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against (i) our directors, executive officers and chairman emeritus and (ii) our executive officers, chairman emeritus and certain other parties who are former members, managers, shareholders, directors, limited partners, general partners, officers or controlling persons of our predecessor in their capacities as such. In addition, our Operating Partnership’s partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the maximum extent permitted by law. Furthermore, we have purchased and now maintain insurance on behalf of all of our directors and executive officers against or incurred by them in their official capacities, whether or not we are required or have the power to indemnify them against the same liability and, pursuant to the indemnification agreements, we will be required to maintain a comparable “tail” directors’ and officers’ liability insurance policy for six years after each director or executive officer ceases to serve in such capacity.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Articles of Amendment and Restatement of Empire State Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 8 to the Registration Statement on Form S-11 of Empire State Realty Trust, Inc. (Registration No. 333-179485) filed with the SEC on September 27, 2013)
4.2	Fourth Amended and Restated Bylaws of Empire State Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on August 11, 2023)
4.3	Specimen Class A Common Stock Certificate of Empire State Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-11 of Empire State Realty Trust, Inc. (Registration No. 333-179485) filed with the SEC on November 2, 2012)
4.4	Specimen Class B Common Stock Certificate of Empire State Realty Trust, Inc. (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registration Statement on Form S-11 of Empire State Realty Trust, Inc. (Registration No. 333-179485) filed with the SEC on November 2, 2012)
4.5	Certificate of Limited Partnership of Empire State Realty OP, L.P. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of Empire State Realty OP, L.P. filed with the SEC on February 28, 2020)
4.6	Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated October 1, 2013 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 of Empire State Realty, Inc. filed with the SEC on November 12, 2013)
4.7	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated August 26, 2014 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Empire State Realty OP, L.P. filed with the SEC on August 26, 2014)
4.8	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated December 6, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Empire State Realty OP, L.P. filed with the SEC on December 12, 2019)
4.9**	Form of Indenture for Senior Debt Securities of Empire State Realty OP, L.P.
4.10**	Form of Senior Debt Security of Empire State Realty OP, L.P. (included in Exhibit 4.9 as filed)
4.11**	Form of Indenture for Subordinated Debt Securities of Empire State Realty OP, L.P.
4.12**	Form of Subordinated Debt Security of Empire State Realty OP, L.P. (included in Exhibit 4.11 as filed)
4.13*	Form of Depositary Agreement (including form of Depositary Receipt)
5.1**	Opinion of Venable LLP regarding the legality of the shares of capital stock being registered and certain other legal matters relating to Maryland law
5.2**	Opinion of King & Spalding LLP regarding the legality of certain securities being registered
8.1**	Opinion of King & Spalding LLP as to certain tax matters

Exhibit	Description
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Venable LLP (included in Exhibit 5.1 hereto)
23.3**	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1 hereto)
24.1**	Powers of Attorney (included in Part II of Registration Statement as filed)
25.1*	Statement of Eligibility of Senior Trustee on Form T-1 for Empire State Realty OP, L.P.
25.2*	Statement of Eligibility of Subordinated Trustee on Form T-1 for Empire State Realty OP, L.P.
107**	Calculation of Filing Fee Tables

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

**
Filed herewith.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of July 2026.
EMPIRE STATE REALTY TRUST, INC.
By:
/s/ Anthony E. Malkin

Anthony E. Malkin
Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Anthony E. Malkin and Christina Chiu as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Empire State Realty Trust, Inc.
Signature	Title	Date
/s/ Anthony E. Malkin Anthony E. Malkin	Chairman and Chief Executive Officer (Principal Executive Officer)	July 30, 2026
/s/ Christina Chiu Christina Chiu	President	July 30, 2026
/s/ Stephen Horn Stephen Horn	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	July 30, 2026
/s/ Jean Sutherland Jean Sutherland	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 30, 2026
/s/ Steven J. Gilbert Steven J. Gilbert	Lead Independent Director	July 30, 2026
/s/ S. Michael Giliberto S. Michael Giliberto	Director	July 30, 2026

Signature	Title	Date
/s/ Patricia S. Han Patricia S. Han	Director	July 30, 2026
/s/ Grant H. Hill Grant H. Hill	Director	July 30, 2026
/s/ R. Paige Hood R. Paige Hood	Director	July 30, 2026
/s/ George L.W. Malkin George L.W. Malkin	Director	July 30, 2026
/s/ James D. Robinson IV James D. Robinson IV	Director	July 30, 2026
/s/ Christina Van Tassell Christina Van Tassell	Director	July 30, 2026
/s/ Hannah Yang Hannah Yang	Director	July 30, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of July 2026.
EMPIRE STATE REALTY OP, L.P.
By:
Empire State Realty Trust, Inc.,
its general partner

By:
/s/ Anthony E. Malkin

Anthony E. Malkin
Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Anthony E. Malkin and Christina Chiu as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Empire State Realty Trust, Inc., in its capacity as the sole general partner in Empire State Realty OP, L.P.
Signature	Title	Date
/s/ Anthony E. Malkin Anthony E. Malkin	Chairman and Chief Executive Officer (Principal Executive Officer)	July 30, 2026
/s/ Christina Chiu Christina Chiu	President	July 30, 2026
/s/ Stephen Horn Stephen Horn	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	July 30, 2026
/s/ Jean Sutherland Jean Sutherland	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 30, 2026
/s/ Steven J. Gilbert Steven J. Gilbert	Lead Independent Director	July 30, 2026

Signature	Title	Date
/s/ S. Michael Giliberto S. Michael Giliberto	Director	July 30, 2026
/s/ Patricia S. Han Patricia S. Han	Director	July 30, 2026
/s/ Grant H. Hill Grant H. Hill	Director	July 30, 2026
/s/ R. Paige Hood R. Paige Hood	Director	July 30, 2026
/s/ George L. W. Malkin George L. W. Malkin	Director	July 30, 2026
/s/ James D. Robinson IV James D. Robinson IV	Director	July 30, 2026
/s/ Christina Van Tassell Christina Van Tassell	Director	July 30, 2026
/s/ Hannah Yang Hannah Yang	Director	July 30, 2026